10f-3 REPORT

                        SMITH BARNEY INCOME FUNDS
                        SMITH BARNEY BALANCED FUND

                 November 1, 2000 through January 31, 2001

       Trade                                               % of
Issuer Date     Selling Dealer       Amount     Price    Issue(1)

Compangie Gen. 11/17/00 Royal Bank of Canada $440,000 $100.000 3.53%A
 DE Geophysique
 10.625% due 11/15/07

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A - Includes purchases of $5,560,000 by other Smith Barney Mutual Funds.



                             10f-3 REPORT

                        SMITH BARNEY INCOME FUNDS
                      SMITH BARNEY HIGH INCOME FUND

                 August 1, 2000 through October 31, 2000

               Trade                      $       $      % of
Issuer         Date    Selling Dealer  Amount   Price    Issue(1)

Adelphia Comm. 9/15/00 Bank of Amer. Sec. 3,670,000 99.243 1.33%A
 10.875% due 10/1/2010

HCA HealthCare Co. 8/18/00 Chase Sec. $1,775,000 $99.530 0.67%B
 8.750% due 9/1/2010

Mandalay Resort Grp. 8/9/00 Bank of Amer. Sec. 880,000 100.000 1.25%C
 9.500% due 8/1/2008

Comm. Grp.  8/3/00  Merrill Lynch   $3,625,000 $99.290  2.35%D
 11.875% due 8/1/2010

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A - Includes purchases of $6,330,000 by other Smith Barney Mutual Funds. B - Includes purchases of $3,225,000 by other Smith Barney Mutual Funds. C - Includes purchases of $1,620,000 by other Smith Barney Mutual Funds. D - Includes purchases of $6,375,000 by other Smith Barney Mutual Funds.



                             10f-3 REPORT

                        SMITH BARNEY INCOME FUNDS
                      SMITH BARNEY HIGH INCOME FUND

                November 1, 2000 through January 31, 2001

                   Trade                                             % of
Issuer             Date     Selling Dealer       Amount     Price    Issue(1)

Compagnie Generale 11/17/00 Royal Bank of Canada $1,765,000 $100.000 3.53%A
 10.625% due 11/15/07

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A - Includes purchases of $4,235,000 by other Smith Barney Mutual Funds.